As filed with the Securities and Exchange Commission on January 23, 2004. Registration No. 333-55128.


                     UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549
     --------------------------------------------------
             Post-Effective Amendment No. 2 to
                        FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                           1933
     ---------------------------------------------------
               FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                   59-0573002
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

155 East 21st Street
Jacksonville, Florida                     32206
(Address of principal executive offices)  (Zip code)
    ------------------------------------------------------

               FLORIDA ROCK INDUSTRIES, INC.
1980 EMPLOYEE STOCK PURCHASE PLAN AS REVISED FEBRUARY 7, 2001
                 (Full title of the plan)
      -----------------------------------------------------

                       John D. Milton, Jr.
               Executive Vice President, Treasurer
                 and Chief Financial Officer
                    155 East 21st Street
                Jacksonville, Florida 32206
          (Name and address of agent for service)
                       904-355-1781
          (Telephone number, including area code,
                   of agent for service)
     ------------------------------------------------------
                          Copies to:
                     Daniel B. Nunn, Jr.
                      McGuireWoods LLP
                   50 North Laura Street
                         Suite 3300
                 Jacksonville, Florida 32202
     ------------------------------------------------------

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              CALCULATION OF REGISTRATION FEE

-------------------  -------------  ------------  ------------ ------------

Title of Securities  Amount to be   Proposed      Proposed     Amount of
to be registered     registered     maximum       aggregate    registration
                                    offering      offering     fee
                                    price per     price
                                    unit
-------------------  -------------  ------------  ------------ -------------

Common Stock (1)
($.10 par value)     375,000(2)     N/A (3)       N/A(3)        N/A(3)

===================  ============   ============= ============  =============

     1. The Registrant previously registered 750,000 shares of common stock issuable under the 1980 Employee Stock Purchase Plan as revised February 7, 2001 (the "Plan"). The Registrant hereby registers an additional 375,000 shares of its common stock to reflect a three-for-two stock dividend declared on December 3, 2003, payable on January 16, 2004 to shareholders of record on January 2, 2004. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     2. This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

     3. The Registrant previously paid the registration fee in connection with the registration of 500,000 shares of its common stock on February 7, 2001 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-55128). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment 2 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-55128 on Form S-8 filed with the Securities and Exchange Commission on February 7, 2001 and the Post-Effective Amendment No. 1 to the Registration Statement No. 333-55128 filed with the Securities and Exchange Commission on August 24, 2001, pursuant to which Florida Rock Industries, Inc. (the "Company") registered 750,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), under the 1980 Employee Stock Purchase Plan as revised February 7, 2001, and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 24, 2003.

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 2 to the Registrant's Registration Statement is to reflect the three-for-two split (the "Split") of the Registrant's Common Stock effected on January 16, 2004.

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As a result of the Split, the total number of shares of Common
Stock registered pursuant to the Registration Statement has increased from 750,000 shares to 1,125,000 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 22nd day of January, 2004.

                   FLORIDA ROCK INDUSTRIES, INC.
                          (Registrant)

                     By: /s/ John D. Milton, Jr.
                -------------------------------------
                        John D. Milton, Jr.,
                 Executive Vice President, Treasurer
                    and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of January, 2004.

SIGNATURE         TITLE        SIGNATURE                TITLE


Edward L. Baker   Director     Luke E. Fichthorn, III   Director

/s/ John D. Milton, Jr.         /s/ John D. Milton, Jr.
-----------------------------  ---------------------------------
By:  John D. Milton, Jr.,      By: John D. Milton, Jr.,
     Attorney-in-Fact              Attorney-in-Fact



John D. Baker II  Director,    G. Kennedy Thompson      Director
                  President
                  and Chief
                  Executive
                  Officer
                 (Principal
                 Executive
                  Officer)

 /s/ John D. Milton, Jr.         /s/ John D. Milton, Jr.
------------------------------	----------------------------------
By:  John D. Milton, Jr.,       By:	John D. Milton, Jr.,
     Attorney-in-Fact                   Attorney-in-Fact

Thompson S. Baker, II   Director,     J. Dix Druce       Director
                        Vice
                        President

/s/ John D. Milton, Jr.                /s/ John D. Milton, Jr.
----------------------------------    ------------------------------
By:  John D. Milton, Jr., 	      By:   John D. Milton, Jr.,
     Attorney-in-Fact                       Attorney-in-Fact



Wallace A. Patzke, Jr.  Vice President,    A.R. Carpenter  Director
                        and Chief
                        Accounting
                        Officer
                       (Principal
                       Accounting
                       Officer)

/s/ John D. Milton, Jr.                 /s/ John D. Milton, Jr.
-----------------------------------    ------------------------------
By:   John  D. Milton, Jr.,            By:   John  D. Milton, Jr.,
      Attorney-in-Fact                       Attorney-in-fact



 /s/ John D. Milton, Jr.                 /s/ Tillie K. Fowler
-------------------------------------   ------------------------------
John D. Milton, Jr.    Executive Vice   Tillie K. Fowler, Director
                       President,
                       Treasurer and
                       Chief
                       Financial Officer
                       (Principal
                       Financial Officer)
                       and Director



--------------------------------------  --------------------------------
Francis X. Knott, Director              William H. Walton III, Director


     Pursuant to the requirements of the Securities Act of 1933, the Employee Stock Purchase Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia on January 21, 2004.

                 The Florida Rock Industries, Inc.
                     Compensation Committee

                 /s/ Tillie K. Fowler
                 -----------------------------------
                    Name:  Tillie K. Fowler
                    Title: Chairman

                               EXHIBIT INDEX

4.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

4.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

4.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

4.2(a) Restated Bylaws (incorporated by reference from Exhibit
       3(ii)(a) to the Company's Form 10-K for the year ended September
       30, 1993).

4.2(b) Amendment to Restated Bylaws adopted October 5, 1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

4.2(c) Amendment to Restated Bylaws adopted February 4, 1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.3 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.4 Florida Rock Industries, Inc. 1980 Employee Stock PUrchase Plan as revised February 7, 2001 (incorporated by reference from Exhibit
       99.1 to the Post-Effective Amendment No. 1 on Form S-8 filed on August 24, 2001, Registration Statement No. 333-55128).

5      Opinion of Counsel.

23.1   Consent of Deloitte & Touche LLP, independent public accountants.

23.2   Consent of Counsel (included in Opinion attached as Exhibit 5).

24     Special Power of Attorney.


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